UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2008 (June 4, 2008)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
     As previously disclosed, on April 30, 2008, the Board of Directors of Genesco Inc. (the “Company”) declared a dividend on its common stock in order to distribute 6,518,971 shares of Class A Common Stock of The Finish Line, Inc. (“Finish Line”) that the Company was issued in March 2008 pursuant to an agreement with Finish Line and UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”) to terminate the Company’s merger agreement with Finish Line and settle all related litigation among Finish Line, the Company and UBS. All holders of Company Common Stock as of May 30, 2008 will be entitled to receive 0.339931 of a share of Finish Line Class A Common Stock for each share of Company Common Stock held by them as of such date, with cash to be received in lieu of any fractional shares. The distribution of the Finish Line shares is currently expected to occur on June 13, 2008.
     A press release announcing the per share dividend amount is attached hereto as Exhibit 99.1 .

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release dated June 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: June 4, 2008	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated June 4, 2008